Press Release

Company Contact:
Exhibit 99.1
Jill A. Hewitt
Senior Vice President
OceanFirst Financial Corp.
1.888.623.2633 ext. 7513
jhewitt@oceanfirst.com

OCEANFIRST BANK ANNOUNCES INITIATIVES TO ASSIST
CUSTOMERS, EMPLOYEES AND COMMUNITIES
AFFECTED BY COVID-19

RED BANK, NEW JERSEY, MARCH 16, 2020….OceanFirst Bank N.A. (“OceanFirst” or the “Bank”), the wholly owned subsidiary of OceanFirst Financial Corp. (NASDAQ:OCFC), today announced a series of precautionary measures intended to mitigate the impact of the COVID-19 virus outbreak on its customers, employees and communities. The measures will be re-evaluated as circumstances require.
“As a community-based financial institution, we believe OceanFirst can and should extend a helping hand to our customers, employees and neighbors at this difficult time,” noted Christopher D. Maher, OceanFirst Chairman, President and Chief Executive Officer. “We are offering payment relief to affected borrowers, adjusting branch operations to help protect the health and safety of customers and employees while maintaining access to our services, providing additional paid time off for employees who may be impacted, and supporting local schools and non-profit organizations through OceanFirst Foundation grant programs. Our experience during other periods of extreme hardship, such as Superstorm Sandy, is that these efforts are an important lifeline that help our customers, employees and neighbors – and our Company – stay resilient and come back stronger.”

Borrower Relief Program - Businesses
OceanFirst is offering to defer certain loan payments for up to 90 days for the most seriously impacted categories of business borrowers, as described below. Current OceanFirst

OceanFirst Financial Corp. • 110 West Front Street • Red Bank, NJ 07701 • 1.888.623.2633 • oceanfirst.com • NASDAQ: OCFC business borrowers who wish to request relief are encouraged to call their Commercial Loan relationship officer. Details include the following:

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Public accommodation businesses, such as restaurants/caterers, and certain retail establishments, that are forced to close will be eligible for full deferral of loan payments (principal and interest) for 90 days, and immediate working capital facilities up to $200,000.

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Public accommodation businesses that are reducing services in response to the pandemic (such as reducing capacity, transitioning to take-out only) will be eligible to make interest-only payments and defer principal payments for 90 days, and immediate working capital facilities up to $100,000.

▪	Additional relief programs may be available to the Bank’s business borrowers on an individualized basis, depending on their circumstances. All programs will be subject to bank approval.

Borrower Relief Program – Residential Mortgages & Consumer Loans
Existing residential mortgage and consumer loan customers of OceanFirst may also be eligible for the Borrower Relief Program. Consumers who wish to request relief may call 1.888.623.2633 ext. 7714 to speak with a Bank representative. Program details include the following:

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All OceanFirst customers working as healthcare professionals and emergency responders are eligible to receive deferral of their residential mortgage or consumer loan payments (principal and interest) for 90 days.

▪	Other OceanFirst borrowers who are otherwise impacted by COVID-19 will be evaluated for participation in the program.
Businesses and consumers who wish to receive loan deferrals must contact OceanFirst to determine eligibility; the Borrower Relief Program is not automatic.

Branch Services Effective March 17, 2020
To support the efforts of public health authorities and to help curtail the spread of the Coronavirus, OceanFirst is expanding its social distancing practice by modifying the operations of its branch network. The Bank is temporarily eliminating lobby services at all branches, will utilize only drive-up service for most branches, and will continue to assist customers remotely through its Digital Banking and Call Center operations. Customers with specialized cash supply needs or who require access to safe deposit boxes may make appointments to visit a branch. Some branches will close on a temporary basis and others may be subject to a change in operating hours.
A list of temporarily closed branches and alternate locations along with other relevant information is available on the Bank’s website, www.oceanfirst.com.

Support for OceanFirst Employees
OceanFirst also announced measures to help mitigate the impact of COVID-19 on its employees’ lives. Effectively immediately, the Bank has established a one-time paid time off (PTO) “bank of hours” for use during the pandemic.
OceanFirst employees may be eligible for up to 80 hours of PTO to be used in the case of quarantine, isolation or family care needs related to Coronavirus exposure, illness or other related issues, or a temporary lack of work.

Support for the Community
OceanFirst Foundation (the “Foundation”), a separate charitable entity established at the time of the Company’s initial public offering in 1996, provides grants to non-profit organizations that meet community needs in a defined service area, also announced Coronavirus-related relief measures.

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The Foundation has established a $250,000 grant pool to support non-profit organizations that have been directly impacted by COVID-19. Starting March 17, 2020, non-profit organizations can find additional information by visiting oceanfirstfdn.org.

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Due to the disruption of many school schedules, the Foundation has deferred its Model Classroom grant program. This is expected to provide teachers additional time to submit grant applications. The Model Classroom program provides grants to local schools that provide innovative solutions to learning.

About OceanFirst
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $10.2 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.